Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

MONDOVI, Wis., October 22, 2026 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 30.7% improvement in net income to $2.9 million, or 4 cents per diluted share, for the third quarter ended September 30, 2026, from $2.2 million, or 3 cents per diluted share, for the third quarter of 2025. For the nine-month period ended September 30, 2026, net income was $9.6 million, or 12 cents per diluted share, compared with $13.7 million, or 17 cents per diluted share, for the 2025 nine-month period.

Operating revenue was $223.2 million for the third quarter of 2026 compared with $220.5 million for the third quarter of 2025. Our intermodal operations, which were sold in 2025, had operating revenue of $9.9 million in the 2025 quarter. Excluding fuel surcharges, operating revenue was $184.2 million for the 2026 quarter compared with $194.0 million for the 2025 quarter. Fuel surcharge revenue increased to $39.0 million for the 2026 quarter from $26.5 million for the 2025 quarter.

Operating revenue was $650.3 million for the first nine months of 2026 compared with $673.5 million for the first nine months of 2025. Our intermodal operations had operating revenue of $33.7 million in the first nine months of 2025. Excluding fuel surcharges, operating revenue was $546.6 million for the 2026 period compared with $593.5 million for the 2025 period. Fuel surcharge revenue increased to $103.7 million for the 2026 period from $80.0 million for the 2025 period.

Operating income improved 11.9% to $3.1 million for the third quarter of 2026 from $2.7 million for the third quarter of 2025.

Operating income was $11.6 million for the first nine months of 2026 compared with $18.3 million for the first nine months of 2025.

Operating expenses as a percentage of operating revenue improved to 98.6% for the 2026 quarter from 98.8% for the 2025 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 98.3% for the 2026 quarter from 98.6% for the 2025 quarter.

Operating expenses as a percentage of operating revenue were 98.2% for the first nine months of 2026 and 97.3% for the first nine months of 2025. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 97.9% for the 2026 period and 96.9% for the 2025 period.

Chairman of the Board and Chief Executive Officer Randolph L. Marten stated, “The truckload freight market has sharply tightened since earlier this year as renewed and enhanced enforcement of federal and state law is removing a meaningful amount of noncompliant and unqualified driver capacity from the marketplace. We are securing higher pricing from our customers for our premium services while enhancing freight quality across our network within these early stages of the freight market upcycle. Our Truckload average rate per total mile, net of fuel surcharges, increased 14.1% over the third quarter of 2025.”

“Despite these positive trends, our earnings were negatively affected by unusually high net fuel and health insurance costs. Relative to our average quarterly levels during the first half of the year, net fuel increased by $3.5 million and health insurance, within salaries, wages and benefits, increased by $2.0 million in the third quarter. Over the same period, the increase in our rate of driver pay negatively impacted results by $1.0 million, while a larger gain on sale of revenue equipment provided a $1.5 million benefit. Collectively, these factors reduced our third quarter net income by $3.7 million, or 4.5 cents per share.”

“We are focused on mitigating the impact of the recent rise in diesel fuel prices to record levels through disciplined fuel expense and fuel surcharge management initiatives. The margin pressure results primarily from the timing lag inherent in truckload industry fuel surcharge programs relative to rapidly rising diesel fuel costs, as well as the higher fuel consumption associated with our temperature-controlled operations.”

“As we continue through our 80th year, our priorities remain unchanged: delivering safe, premium service, driving operating efficiencies through data and technology, and maintaining rigorous cost discipline. Our strong, debt-free balance sheet provides the financial flexibility to continue investing in our technology and modern fleet, while positioning the Company to capitalize on attractive opportunities for profitable organic growth.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of time and temperature-sensitive and dry truck-based transportation and distribution capabilities across Marten’s five distinct business platforms – Temperature-Sensitive and Dry Truckload, Dedicated, Brokerage and MRTN de Mexico. Marten’s Intermodal operations were sold effective September 30, 2025. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth, including the impact on the freight market of renewed and enhanced enforcement of federal and state law that is removing a meaningful amount of noncompliant and unqualified driver capacity from the marketplace, and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Randy Marten, Chairman of the Board and Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share information)	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,503	$43,278
Escrow deposit	5,000	5,000
Receivables:
Trade, net	96,911	85,807
Other	8,403	13,084
Prepaid expenses and other	22,574	24,532
Total current assets	224,391	171,701

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,086,781	1,128,932
Accumulated depreciation	(356,617)	(352,426)
Net property and equipment	730,164	776,506
Other noncurrent assets	1,411	1,560
Total assets	$955,966	$949,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,784	$28,769
Insurance and claims accruals	42,620	43,700
Accrued and other current liabilities	23,038	19,763
Total current liabilities	101,442	92,232
Deferred income taxes	90,278	89,716
Noncurrent operating lease liabilities	82	194
Total liabilities	191,802	182,142

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,661,669 shares at September 30, 2026, and 81,542,174 shares at December 31, 2025, issued and outstanding	817	815
Additional paid-in capital	56,364	54,762
Retained earnings	706,983	712,048
Total stockholders’ equity	764,164	767,625
Total liabilities and stockholders’ equity	$955,966	$949,767

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2026	2025	2026	2025

Operating revenue	$223,231	$220,470	$650,300	$673,544

Operating expenses (income):
Salaries, wages and benefits	72,970	78,972	217,627	236,342
Purchased transportation	37,917	42,284	110,204	123,063
Fuel and fuel taxes	49,302	33,526	128,976	99,234
Supplies and maintenance	15,639	15,585	46,085	46,704
Depreciation	24,458	25,447	74,226	80,224
Operating taxes and licenses	2,252	2,423	6,770	7,291
Insurance and claims	11,153	11,382	33,704	40,611
Communications and utilities	2,118	2,093	6,375	6,536
Gain on disposition of revenue equipment	(3,027)	(1,903)	(6,120)	(8,750)
Other	7,385	7,923	20,881	23,958

Total operating expenses	220,167	217,732	638,728	655,213

Operating income	3,064	2,738	11,572	18,331

Other	(882)	(213)	(2,060)	(998)

Income before income taxes	3,946	2,951	13,632	19,329

Income taxes expense	1,037	725	4,002	5,582

Net income	$2,909	$2,226	$9,630	$13,747

Basic earnings per common share	$0.04	$0.03	$0.12	$0.17

Diluted earnings per common share	$0.04	$0.03	$0.12	$0.17

Dividends declared per common share	$0.06	$0.06	$0.18	$0.18

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2026	2025	2026 vs. 2025	2026 vs. 2025
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$94,053	$90,138	$3,915	4.3%
Truckload fuel surcharge revenue	23,251	14,691	8,560	58.3
Total Truckload revenue	117,304	104,829	12,475	11.9

Dedicated revenue, net of fuel surcharge revenue	51,442	56,675	(5,233)	(9.2)
Dedicated fuel surcharge revenue	15,748	10,335	5,413	52.4
Total Dedicated revenue	67,190	67,010	180	0.3

Brokerage revenue	38,737	38,780	(43)	(0.1)

Intermodal revenue, net of fuel surcharge revenue	-	8,369	(8,369)	(100.0)
Intermodal fuel surcharge revenue	-	1,482	(1,482)	(100.0)
Total Intermodal revenue	-	9,851	(9,851)	(100.0)

Total operating revenue	$223,231	$220,470	$2,761	1.3%

Operating income/(loss):
Truckload	$(192)	$(2,002)	$1,810	90.4%
Dedicated	1,248	3,426	(2,178)	(63.6)
Brokerage	2,008	1,607	401	25.0
Intermodal	-	(293)	293	100.0
Total operating income	$3,064	$2,738	$326	11.9%

Operating ratio:
Truckload	100.2%	101.9%
Dedicated	98.1	94.9
Brokerage	94.8	95.9
Intermodal	-	103.0
Consolidated operating ratio	98.6%	98.8%

Operating ratio, net of fuel surcharges:
Truckload	100.2%	102.2%
Dedicated	97.6	94.0
Brokerage	94.8	95.9
Intermodal	-	103.5
Consolidated operating ratio, net of fuel surcharges	98.3%	98.6%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Nine Months Ended September 30,		Dollar Change Nine Months Ended September 30,	Percentage Change Nine Months Ended September 30,
(Dollars in thousands)	2026	2025	2026 vs. 2025	2026 vs. 2025
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$276,084	$272,728	$3,356	1.2%
Truckload fuel surcharge revenue	62,930	42,978	19,952	46.4
Total Truckload revenue	339,014	315,706	23,308	7.4

Dedicated revenue, net of fuel surcharge revenue	157,194	180,418	(23,224)	(12.9)
Dedicated fuel surcharge revenue	40,755	32,091	8,664	27.0
Total Dedicated revenue	197,949	212,509	(14,560)	(6.9)

Brokerage revenue	113,337	111,658	1,679	1.5

Intermodal revenue, net of fuel surcharge revenue	-	28,730	(28,730)	(100.0)
Intermodal fuel surcharge revenue	-	4,941	(4,941)	(100.0)
Total Intermodal revenue	-	33,671	(33,671)	(100.0)

Total operating revenue	$650,300	$673,544	$(23,244)	(3.5)%

Operating income/(loss):
Truckload	$1,281	$42	$1,239	2,950.0%
Dedicated	5,310	13,709	(8,399)	(61.3)
Brokerage	4,981	6,463	(1,482)	(22.9)
Intermodal	-	(1,883)	1,883	100.0
Total operating income	$11,572	$18,331	$(6,759)	(36.9)%

Operating ratio:
Truckload	99.6%	100.0%
Dedicated	97.3	93.5
Brokerage	95.6	94.2
Intermodal	-	105.6
Consolidated operating ratio	98.2%	97.3%

Operating ratio, net of fuel surcharges:
Truckload	99.5%	100.0%
Dedicated	96.6	92.4
Brokerage	95.6	94.2
Intermodal	-	106.6
Consolidated operating ratio, net of fuel surcharges	97.9%	96.9%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2026	2025	2026	2025
Truckload Segment:
Revenue (in thousands)	$117,304	$104,829	$339,014	$315,706
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,749	$4,129	$4,588	$4,178
Average tractors(1)	1,507	1,661	1,543	1,674
Average miles per trip	506	508	511	523
Non-revenue miles percentage(2)	10.7%	11.0%	10.7%	11.1%
Total miles (in thousands)	34,825	38,081	108,587	115,575

Dedicated Segment:
Revenue (in thousands)	$67,190	$67,010	$197,949	$212,509
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,862	$3,776	$3,896	$3,811
Average tractors(1)	1,013	1,142	1,035	1,214
Average miles per trip	292	292	295	300
Non-revenue miles percentage(2)	1.1%	1.1%	1.1%	1.3%
Total miles (in thousands)	21,559	23,206	65,960	73,574

Brokerage Segment:
Revenue (in thousands)	$38,737	$38,780	$113,337	$111,658
Loads	22,141	25,940	70,613	70,450

Intermodal Segment:
Revenue (in thousands)	$-	$9,851	$-	$33,671
Loads	-	2,956	-	10,168
Average tractors	-	61	-	72

At September 30, 2026 and September 30, 2025:
Total tractors(1)	2,501	2,823
Average age of company tractors (in years)	2.5	2.2
Total trailers	5,065	5,165
Average age of company trailers (in years)	5.3	4.9
Ratio of trailers to tractors(1)	2.0	1.8

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2026	2025	2026	2025

Net cash provided by operating activities	$22,567	$18,538	$83,285	$87,906
Net cash provided by/(used for) investing activities	(30,144)	5,786	(21,020)	(35,742)
Net cash used for financing activities	(4,900)	(4,891)	(14,040)	(14,946)

Weighted average shares outstanding:
Basic	81,662	81,520	81,623	81,508
Diluted	81,664	81,527	81,625	81,516

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 77 and 83 tractors as of September 30, 2026 and 2025, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.